UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2007 (July 25, 2007)
Date of Report (Date of earliest event reported)

GLOBAL REALTY DEVELOPMENT CORP.
(Exact name of Company as specified in its charter)

Delaware	000-32467	30-0360216
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200
Coral Springs, Florida 33076

(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (954) 603-0522

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 25, 2007, Global Realty Development Corp. (the "Company") entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") and related transaction documents with four accredited investors (the "Purchasers"), pursuant to which the Company sold to the Purchasers an aggregate of 1,125,000 unit securities (the “Offering Units”) at a price of $1.00 per Offering Unit for an aggregate purchase price of $1,125,000.  Each Offering Unit consists of $1.00 of 12% Senior Promissory Notes (the “Notes”) and Initial Warrants and Additional Warrants (as defined and described below).  The following is a brief description of the other terms and conditions of the Purchase Agreement and related transaction documents that are material to the Company.

Notes

Each Offering Unit consists of Notes which are due and payable on the earlier of the following dates: (i) 180 days from the date of issuance (the “Original Maturity Date”) unless extended by the Company for up to an additional 180 days (the “Extended Maturity Date”); (ii) the date on which the outstanding principal amount is prepaid in full as permitted under the terms of the Notes (the “Prepayment Date”); (iii) the date on which the Company raises more than $15,000,000 in equity or debt financing (exclusive of the Purchase Agreement offering and certain other offerings, including the offering of the Voss Securities described below) (the “Funding Date”); and (iv) any other date on which any principal amount of, or accrued unpaid interest on, any 12% Senior Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Original Maturity Date (the "Acceleration Date").

The outstanding principal amount of the Notes bears simple interest at the annual rate of 12% from the date of issuance through the earliest to occur of the Maturity Date, the Prepayment Date, the Funding Date, or the Acceleration Date.  In the event the Company extends the Original Maturity Date, the interest rate will increase to 16% percent from the Original Maturity Date until the Note is paid.  At any time and at its sole election, the Company may prepay, in whole or in part, the outstanding balance of the Notes (principal and interest) without penalty or premium.

The Notes are senior to all current indebtedness of the Company, however, the Company is permitted to incur up to ten million dollars ($10,000,000) of indebtedness pari passu to the Notes.  The Notes are also secured pursuant to a Security Agreement as defined and described below.

Pursuant to the terms of the Notes, the Company also agreed to complete a currently contemplated $25 million private placement offering of its common stock to Peter Voss and/or his affiliates at $0.25 per share (the “Voss Securities”) within 30 business days after the closing date of the Offering Units. The Voss Securities have no registration rights.

Security Agreement

In connection with the Purchase Agreement and issuance of the Offering Units, the Company entered into a Pledge and Security Agreement of even date with the Purchase Agreement (the “Security Agreement”) with a collateral agent for the benefit of the Purchasers.  Pursuant to the Security Agreement, the Notes are secured by a perfected first lien, including a UCC-1 security agreement, on a collection of certain entertainment memorabilia owned by the Company.

Warrants

Each Offering Unit consists of initial warrants to purchase three shares of Company common stock for every $1.00 of Notes issued by the Company (the “Initial Warrants”).  The Initial Warrants have an exercise price per Warrant Share equal to $0.30 per share and are exercisable for five years from the date of issuance.  In addition to the Initial Warrants, each Offering Unit included an additional warrant (the “Additional Warrant”) to purchase one share of Company common stock for every $1.00 of Notes issued by the Company.  The Additional Warrant is identical in all terms to the Initial Warrants (together, the “Warrants”), except that the Additional Warrant is contingent upon the occurrence of certain events (such as an event of default or Registration Failure as defined below) and, in the absence of such events, will never become exercisable or delivered to the Purchasers.  The shares of Company common stock underlying the Warrants total an aggregate of 4,500,000 shares and are referred to as the “Warrant Shares”.

Registration Rights Agreement

In connection with the Purchase Agreement and the issuance of the Offering Units, the Company and the Purchasers entered into a registration rights agreement of even date with the Purchase Agreement (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file, within 120 calendar days after the final closing date for the Offering Units, a registration statement on Form S-3 or another form permitted by the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the resale of the Warrant Shares and shares of common stock underlying any warrants which may be issued to Halpern Capital, Inc. and/or its designees and assignees, up to the maximum permitted for registration under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).  The Company also granted certain “piggy-back” registration rights to the Purchasers which are triggered if the Company proposes to file a registration statement for its own account or the account of others at any time prior to the earlier of: (i) the expiration of two-years from the final closing date for the Offering Units, or (ii) the availability for sale of the Warrant Shares without volume limitation pursuant to Rule 144(k) of the Securities Act.  Notwithstanding the foregoing, the Company has the right to postpone the Registration Statement if (i) so required under the terms of another financing for not less than five millions dollars ($5 million) and such financing is completed within 90 calendar days of the final closing date for the Offering Units or (ii) agreed to by the Company and Purchasers.

If (i) the Company does not obtain an effective Registration Statement within one year from the date of the Registration Rights Agreement (“Registration Failure”) and (ii) the Securities and Exchange Commission has not enacted revisions to Rule 144 that would shorten the required holding period of the Warrant Shares, then the Company will issue the Additional Warrants to the 12% Note holders.

The securities sold pursuant to the Purchase Agreements have not yet been registered under the Securities Act, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Placement Agent

Halpern Capital, Inc. (“Halpern”) acted as the placement agent for the Offering Units, pursuant to which Halpern will receive the following fees from the Company in consideration for services rendered:

(i) a warrant to purchase an amount of shares of Company common stock equal to 7% of the Warrant Shares underlying the Initial Warrants included in the Offering Units (the “Initial Broker Warrant”);

(ii) subject to removal of the contingencies and delivery of the Additional Warrant to the Purchasers, a warrant to purchase an amount of shares of Company common stock equal to 7% of the Warrant Shares underlying the Additional Warrants included in the Offering Units (the “Additional Broker Warrant”);

(iii) a cash fee equal to 7% of the principal amount of Notes;

(iv) a cash fee at the time of exercise of the Warrants equal to 7% of the exercise price of the Warrants, payable upon exercise of such Warrants; and

(v) reimbursement of its reasonable out-of-pocket expenses including legal fees and disbursements not to exceed $15,000.

Upon closing of this offering, Halpern will serve as financial advisor to the Company for a period of 12 months at a cost of $15,000 per month.  Upon a “most favored nation” exchange as specified in the Note, other than due to an event of default, or should any Purchaser be offered and accept the opportunity to exchange all or any portion of the unpaid principal amount of its Notes, Halpern would also be due a fee equal to 7% of the amount exchanged plus 7% of the Warrant Shares issued as part of the exchange.

Halpern will permit the Company to deposit in escrow any fees due to Halpern on the transaction and pay the fees once Halpern raises three million dollars ($3,000,000) for the Company.  Fees held by the escrow agent will accrue interest at 12% per annum.  Following the initial $3,000,000 raised, the Company will pay Halpern’s fees within five business days of the Company’s receipt of funds.  For any reason, should the total funds raised by Halpern be less than $3,000,000 and Halpern, in its sole discretion, decides that further funds can not be raised, Halpern may demand full payment of all fees due to it, and the Company shall pay such fees within five business days.  At any time prior to its receipt of the cash portion of its fees, Halpern will have the right to convert such cash fees into Offering Units, effective the date the fees were earned.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on July 25, 2007, the Company sold an aggregate of 1,125,000 Offering Units to four  investors for an aggregate purchase price of $1,125,000.  The Offering Units consist of (i) the Notes, (ii) the Initial Warrants, and (iii) subject to removal of certain contingencies, the Additional Warrants.  In connection with the transaction and as part of the placement fee for the transaction, the Company issued to Halpern the Initial Broker Warrant and, subject to removal of the contingencies and delivery of the Additional Warrant to the Purchasers, the Additional Broker Warrant.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities with reference to the following facts and circumstances: (1) the investors represented that they were “accredited investors” within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Registrant in accordance with Rule 502(d); (3) there were no, and in any case no more than 35 non-accredited investors in the transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2007
GLOBAL REALTY DEVELOPMENT CORP.

	By:	/s/ Robert D. Kohn
Name: Robert D. Kohn Title: Chief Executive Officer

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